                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                          VANGUARD OHIO TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV


   Where:        P =  a hypothetical initial payment of $1,000
                 T =  average annual total return
                 N =  number of years
               ERV =  ending redeemable value at the end of the period
   EXAMPLE:
   One Year
                 P =  $1,000
                 T =  +5.75%
                 N =  1
               ERV =  $1,057.45
   Five Year
                 P =  $1,000
                 T =  +7.98%
                 N =  5
               ERV =  $1,467.99
   Ten Year
                 P =  $1,000
                 T =  +8.62%*
                 N =  *
               ERV =  $1,704.58*


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* Since Inception June 18, 1990


2. YIELD (30 Days Ended November 30, 1996)



            a - b
            ------
Yield = 2 [ (      + 1)(6) - 1]
            c X d
   Where:          a =  dividends and interest paid during the period
                   b =  expense dollars during the period (net of reimbursements)
                   c =  the average daily number of shares outstanding during the period
                   d =  the maximum offering price per share on the last day of the period
   Example         a =  $884,765.04
                   b =  $32,706.63
                   c =  18,361,791.328
                   d =  $11.65
               Yield =  4.83%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                          VANGUARD OHIO TAX-FREE FUND
                             MONEY MARKET PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV


   Where:        P =  a hypothetical initial payment of $1,000
                 T =  average annual total return
                 N =  number of years
               ERV =  ending redeemable value at the end of the period
   EXAMPLE:
   One Year
                 P =  $1,000
                 T =  +3.42%
                 N =  1
               ERV =  $1,034.23
   Five Year
                 P =  $1,000
                 T =  +3.04%
                 N =  5
               ERV =  $1,161.34
   Ten Year
                 P =  $1,000
                 T =  +3.48%*
                 N =  *
               ERV =  $1,246.85*


---------------
* Since Inception June 18, 1990